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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                  THIS AGREEMENT is made as of this 24th day of November, 1999 by and among Unica Technologies, Inc., a Massachusetts corporation (together with any successor thereto, the "Company"), and the investors listed under the heading "Investors" on the signature page hereto (each, an "Investor" and collectively, the "Investors").

                  WHEREAS, the Company and the Investors are simultaneously entering into a certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Investors have agreed to purchase shares of Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), from the Company in accordance with the terms and conditions contained therein; and

                  WHEREAS, the execution of this Agreement is a condition precedent to the purchase by the Investors of the Series A Preferred Stock under the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                   "COMMISSION" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

                  "COMMON STOCK" shall mean (i) the Company's Common Stock, par value $.01 per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "PERSON" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

                  "REGISTRABLE SECURITIES" shall mean (i) any shares of Common Stock held by the Investors, (ii) the shares of Common Stock issued and issuable upon conversion of the Series A Preferred Stock and (iii) any other equity securities issued and issuable with respect to any such shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed

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to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act or (iii) which could then be sold in their entirety pursuant to Rule 144(k) without limitation or restriction.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         2. PIGGYBACK REGISTRATIONS. If at any time or times after the date hereof the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to all holders of Registrable Securities (the "Holders"). If within twenty (20) days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, subject to the following sentence, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any such contractual, incidental "piggy back" registration rights, (ii) second, securities held by any Persons (other than the Holders) having such contractual, incidental "piggy back" rights pursuant to an agreement which is not this Agreement and (iii) third, Registrable Securities sought to be included by the Holders as determined on a pro rata basis (based upon the respective holdings of securities by such Holders).

         3. REQUIRED REGISTRATIONS.

                  (a) DEMAND REGISTRATION. Upon the earlier of (i) three (3) years from the date hereof or (ii) the date that is six (6) months after the initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act, on not more than two (2) occasions, the holders of at least 20% of the Registrable Securities held by such requesting Holders may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Holders having an aggregate value of at least $5,000,000 (based on the then current market price).

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                  (b) FORM S-3. After the Company's initial public offering of
Common Stock registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the holders of Registrable Securities shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Holders having an aggregate value of at least $1,000,000 (based on the then current market price), including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such requesting holders.

                  (c) REGISTRATION REQUIREMENTS. Following a request pursuant to
Section 3(a) or (b) above, the Company will notify all of the other holders of Registrable Securities and such holders of Registrable Securities shall then have 20 days to notify the Company of their desire to participate in the registration. Thereupon, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by such Holders to be registered under the Securities Act in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.

                  (d) UNDERWRITTEN OFFERING. If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental "piggy back" registration rights to include such securities on the registration statement, (ii) second, securities held by any other Persons (other than the Holders) having contractual, incidental "piggy back" rights to include such securities in the registration statement, (iii) third, Registrable Securities of Holders who did not make the original request for registration and (iv) fourth, Registrable Securities of Holders who requested such registration. If there is a reduction of the number of Registrable Securities pursuant to clauses (iii), or
(iv), such reduction shall be made on a pro rata basis (based upon the respective holdings of securities held by such Holders). With respect to a request for registration pursuant to Section 3(a) or (b) which is for an underwritten public offering, the managing underwriter shall be chosen by a majority-in-interest of the holders of Registrable Securities requesting such registration subject to the approval of the Company, which approval will not be unreasonably withheld. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

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                  (e) POSTPONEMENT. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company's Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall not be required to cause a registration statement requested pursuant to this Section 3 to become effective prior to 180 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the commencement by the Company of the preparation of a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such period.

         4. FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                  (a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders in connection with any registrations pursuant to Sections 2 or 3 hereof;

                  (b) Use its best efforts diligently to prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto (but for no more than 180 days or such lesser period until all such Registrable Securities are sold) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for such period;

                  (c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

                  (d) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary;

                  (e) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request;

                  (f) Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein

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not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

                  (h) Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement.

                  (i) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11 (a) of the Securities Act;

                  (j) Furnish to each prospective selling Holder, at the request of such Holder, a signed counterpart, addressed to the prospective selling Holder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as customarily covered (at the time of such registration) in opinions of the Company's counsel and in accountants' letters delivered the underwriters in underwritten public offerings of securities; and

                  (k) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder.

         5. INDEMNIFICATION; CONTRIBUTION.

                  (a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and

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stockholders of any such partners), and directors, officers, employees, representatives and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person")), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 5(a) exceed the lesser of (i) such selling Holder's pro rata share for such losses, claims, damages, expenses and liabilities or (ii) the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

                  (b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant

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equitable considerations; provided, however, that in the event of a registration statement filed in response to a demand under Section 3(a) and in which the Company does not register any shares of capital stock, the proportion of contribution by the Company, the other Selling Holders and the underwriters shall in all cases be governed by clause (ii) above. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5(b) in excess of the lesser of (i) such selling Holder's pro rata share for such losses, claims, damages, expenses and liabilities or (ii) the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

         6. RULE 144 AND RULE 144A REQUIREMENT. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

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         7. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities who receives any shares of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

         8. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Securities, grant any other registration rights to any third parties which are senior to or on a parity with the rights of the Holders hereunder..

         9. MISCELLANEOUS.

                  (a) AMENDMENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the holders of not less than a majority of the outstanding Registrable Securities.

                  (b) NOTICES AND DEMANDS. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile or two (2) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company, at its address as shown on the signature page hereto, or at any other address designated by the Company to the Investors in writing; if to the Investors, at its mailing address as shown on the signature page hereto, or at any other address designated by the Investors to the Company in writing; and if to an assignee of an Investor, at his, her or its address as designated to the Company in writing.

                  (c) DISPUTE RESOLUTION.

                  All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association ("AAA"). If AAA ceases operation, then the parties shall select a comparable organization that provides qualified arbitration services. the arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein.

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                  The parties covenant and agree that the arbitration hearing shall commence ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration hearing, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration hearing or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within three (3) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any finding of liability or award of damages. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

                  The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party whether claimant or respondent) against any party to a proceeding. Any party failing or refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. Nothing in this Section 9(c) shall prohibit any party from proceeding in court without prior arbitration for the limited purpose of seeking a temporary or permanent injunction to avoid immediate and irreparable harm. The provisions of this Section 9(c) shall be enforceable in any court of competent jurisdiction.

                  Unless otherwise ordered, the parties shall bear their own attorneys' fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by AAA.

                           (i) Each of the parties hereto irrevocably and
unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 9(c)(i) of this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

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                  (d) REMEDIES; SEVERABILITY. Notwithstanding Section 9(c), it
is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

                  (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

                  (f) EFFECT OF HEADING. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  (g) GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the Commonwealth of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the Commonwealth of Massachusetts, without giving effect to its conflicts of laws principles.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Registration Rights Agreement to be duly executed as of the date first set forth above.

                              THE COMPANY:

                              UNICA TECHNOLOGIES, INC

                              By:   /s/ Yuchun Lee
                                  ______________________________________________
                                        Yuchun Lee, President

                              Address:

                              Unica Technologies, Inc.
                              55 Old Bedford Road
                              Lincoln, MA 01773

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                              INVESTORS:

                              SUMMIT ACCELERATOR FUND, L.P.

                              By: SUMMIT ACCELERATOR PARTNERS, L.L.C.
                                  Its General Partner

                                  By: Summit Accelerator Management, L.P.
                                      A Member

                                      By: Summit Accelerator Management, L.L.C.
                                          Its General Partner

                                          By: /s/ Michael H. Balmuth
                                              _________________________________
                                              A Managing Member

                              Address:

                              c/o Summit Partners
                              600 Atlantic Avenue
                              Suite 2800
                              Boston, MA 02210

                              JMI EQUITY FUND IV, L.P.
                              By:  JMI Associates IV, L.L.C.
                              Its: General Partner

                              By: /s/ Bradford D. Woloson
                                  ______________________________________________
                                     Name:
                                     Its: Managing Member

                              Address:
                              JMI Equity Fund
                              1119 St. Paul Street
                              Baltimore, MD 21202

                              JMI EQUITY FUND IV (AI), L.P.
                              By:  JMI Associates IV, L.L.C.,
                              Its: General Partner

                              By: /s/ Bradford D. Woloson
                                  ______________________________________________
                                       Name:
                                       Its: Managing Member

                              Address:

                              JMI Equity Fund
                              1119 St. Paul Street
                              Baltimore, MD 21202

                               JMI EURO EQUITY FUND IV, L.P.
                               By:  JMI Associates IV, L.L.C.,
                               Its: General Partner

                               By: /s/ Bradford D. Woloson
                                   _____________________________________________
                                     Name: Bradford D. Woloson
                                     Its: Managing Member

                               Address:

                               JMI Equity Fund
                               1119 St. Paul Street
                               Baltimore, MD 21202

                               JMI EQUITY SIDE FUND, L.P.
                               By:  JMI Side Associates, L.L.C.
                               Its: General Partner

                               By: /s/ Charles E. Noell
                                   _____________________________________________
                                         Name: Charles E. Noell,
                                         Its: Managing Member

                               Address:

                               JMI Equity Fund
                               1119 St. Paul Street
                               Baltimore, MD 21202

                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

                           THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
(the "Amendment") is made as of March ___, 2001, by and among Unica Corporation, a Massachusetts corporation (together with any successor thereto, the "Corporation"), and those Series A Investors (as defined herein) executing this Amendment.

       Unless otherwise defined herein, capitalized terms used herein and not defined shall have the meaning ascribed to them in the Registration Rights Agreement, dated as of November 24, 1999 (the "Registration Rights Agreement").

I. RECITALS

       WHEREAS, on November 24, 1999, the Corporation and certain of the Investors (the "Series A Investors") entered into a Stock Purchase Agreement (the "Series A Purchase Agreement"), pursuant to which the Corporation sold an aggregate of 49,874 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock");

       WHEREAS, in connection with the purchase and sale of Series A Preferred Stock pursuant to the Series A Purchase Agreement, the Corporation and the Series A Investors entered into the Registration Rights Agreement in order to provide certain registration rights to the holders of Series A Preferred Stock;

       WHEREAS, the Corporation desires to issue an aggregate of 1,635,799 shares of Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), pursuant to a Stock Purchase Agreement of even date herewith (the "Series B Purchase Agreement"), by and among the Corporation and the Persons listed on Annex A hereto (the "Series B Investors");

       WHEREAS, as a condition precedent to the Series B Investors' obligations under the Series B Purchase Agreement, the Corporation agrees to amend the Registration Rights Agreement to provide the Series B Investors with the same registration rights provided to the Series A Investors under the Registration Rights Agreement by adding the Series B Investors to the definition of "Investors" and adding the Series B Preferred Stock to the definition of "Registrable Securities;"

       WHEREAS, in accordance with Section 8 of the Registration Rights Agreement, the holders of a majority of the Series A Preferred Stock, consent to the grant of registration rights to the holders of Series B Preferred Stock on parity with the rights of the holders of Series A Preferred Stock;

       WHEREAS, in accordance with Section 9(a) of the Registration Rights Agreement, the holders of not less than a majority of the outstanding Registrable Securities as of the date hereof desire to amend the Registration Rights Agreement to add the Series B Investors to the definition of "Investors" and add the Series B Preferred Stock to the definition of "Registrable Securities."

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1. DEFINITIONS. As of the date hereof, the following terms shall have the meanings set forth below in lieu of the definitions set forth in the Registration Rights Agreement:

                  "Investors" shall mean the Investors as defined in the Series A Purchase Agreement and the Series B Purchase Agreement.

                  "Preferred Shares" shall mean the Series A Preferred Stock and the Series B Preferred Stock.

                  "Registrable Securities" shall mean (i) any shares of Common Stock held by the Investors, (ii) the shares of Common Stock issued and issuable upon conversion of the Preferred Shares and (iii) any other equity securities issued and issuable with respect to any such shares described in clauses (ii) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Corporation any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (ii) registered and sold pursuant to the Securities Act, (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act or (iii) which could then be sold in their entirety pursuant to Rule 144(k) without limitation or restriction.

                  "Series B Preferred Stock" shall mean shares of the Corporation's Series B Convertible Participating Preferred Stock, par value $.01 per share.

                  2. The holders of a majority of Series A Preferred Stock hereby consent to the granting of registration rights to the holders of Series B Preferred Stock on a parity with the rights of the holders of Series A Preferred Stock in accordance with Section 8 of the Registration Rights Agreement. This Amendment is effective for all purposes at such time as holders of a majority of the Series A Preferred Shares shall have executed and delivered a counterpart of this Amendment in accordance with Section 9(a) of the Registration Rights Agreement.

         3. This Amendment may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatory to the original or same counterpart.

         4. Except as otherwise amended herein, the terms and provisions of the Registration Rights Agreement shall remain unmodified, shall continue in full force and effect and shall govern the relations of the Corporation and the holders of Preferred Shares.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Registration Rights Agreement as of the date and year first above written.

                                THE CORPORATION:

                                UNICA CORPORATION

                                By: /s/ Yuchun Lee
                                    --------------------------------------------

                                    Yuchun Lee, President and

                                    Chief Executive Officer

                                Address:
                                Unica Corporation
                                55 Old Bedford Road
                                Lincoln, MA 01773

                              SERIES A INVESTORS:

                              SUMMIT ACCELERATOR FUND, L.P.

                              By: Summit Accelerator Partners, L.L.C.
                                  Its General Partner

                                  By:  Summit Accelerator Management, L.P.
                                       A Member

                                       By: Summit Accelerator Management, L.L.C.
                                           Its General Partner

                                       By: /s/ Michael H. Balmuth
                                           -------------------------------------
                                           A Managing Member

                              SUMMIT ACCELERATOR FOUNDERS FUND, L.P.

                              By: SUMMIT ACCELERATOR PARTNERS, L.L.C.
                                  Its General Partner

                                  By: Summit Accelerator Management, L.P.
                                      A Member

                                      By: Summit Accelerator Management, L.L.C.
                                          Its General Partner

                                          By: /s/ Michael H. Balmuth
                                              ----------------------------------
                                              A Managing Member

                              SUMMIT (SAF) INVESTORS IV, L.P.

                              By: Summit Accelerator Management, L.L.C.

                                   /s/ Michael H. Balmuth
                                   ---------------------------------------------
                                   A Managing Member

                              Address:
                              c/o Summit Partners
                              600 Atlantic Avenue
                              Suite 2800
                              Boston, MA 02210

                                JMI EQUITY FUND IV, L.P.
                                By:  JMI Associates IV, L.L.C.
                                Its: General Partner

                                By: /s/ Bradford D. Woloson
                                    --------------------------------------------
                                    Name: Bradford D. Woloson
                                    Its: Managing Member

                                JMI EQUITY FUND IV (AI), L.P.
                                By:  JMI Associates IV, L.L.C.,
                                Its: General Partner

                                By: /s/ Bradford D. Woloson
                                    --------------------------------------------
                                    Name: Bradford D. Woloson
                                    Its: Managing Member

                                JMI EURO EQUITY FUND IV, L.P.
                                By:  JMI Associates IV, L.L.C.,
                                Its: General Partner

                                By: /s/ Bradford D. Woloson
                                    --------------------------------------------
                                    Name: Bradford D. Woloson
                                    Its: Managing Member

                                JMI EQUITY SIDE FUND, L.P.
                                By:  JMI Side Associates, L.L.C.
                                Its: General Partner

                                By: /s/ Charles E. Noell
                                    --------------------------------------------
                                     Name: Charles E. Noell,
                                     Its: Managing Member

                                Address:
                                c/o JMI Equity Fund
                                1119 St. Paul Street
                                Baltimore, MD 21202

                                /s/ William Kantor
                                ------------------------------------------------
                                William Kantor

                                Address:
                                15 Autumn Lane
                                Wayland, MA  01778

                       AMENDMENT NO. 2 AND JOINDER TO THE
                           STOCKHOLDERS AGREEMENT AND
                          REGISTRATION RIGHTS AGREEMENT

                                                April 24, 2000

To each of the several "Management Stockholders", "Additional Stockholders" and "Investors" set forth in Schedule A, attached hereto

Dear Sirs:

      On November 24, 1999, Unica Corporation (f/k/a Unica Technologies, Inc.), a Massachusetts corporation (the "Company"); the "Management Stockholders" and the "Additional Stockholders" listed on the attached Schedule A (collectively, the "Stockholders"); and the "Investors" listed on the attached Schedule A entered into a Stockholders Agreement (the "Stockholder Agreement"). Also on November 24, 1999, the Company and the Investors entered into a Registration Rights Agreement (the "Rights Agreement"). The Stockholders Agreement and the Rights Agreement are collectively referred to herein as the "Agreements," and copies of such Agreements are attached hereto as Annex I and Annex II, respectively. The undersigned constituting the holders of a majority-in-interest of each of the Stockholders and the Investors now wish to amend the Agreements to permit William Kantor to become a Management Stockholder, as defined under the Stockholders Agreement, for purposes of the Stockholders Agreement and to enjoy certain rights pursuant to the Rights Agreement. In consideration and pursuant to the foregoing, the Company covenants and agrees with each of you as follows:

I.    Joinder and Amendment to the Stockholders Agreement.

      William Kantor hereby agrees, effective as of the date hereof, to become a party to the Stockholders Agreement and for all purposes of the Stockholder Agreement, the undersigned shall be included within the term Management Stockholder (as defined in the Stockholder Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

                                 William Kantor
                                 15 Autumn Lane
                                Wayland, MA 01778

                     Facsimile No. ________________________

A majority-in-interest of the undersigned Stockholders and Investors consent to this joinder.

II. Joinder to the Rights Agreement. Section 2 of the Rights Agreement is amended to add the following to the end of the section: "Notwithstanding any contrary provision, William Kantor shall be deemed a "Holder" for the sole purpose of his Series A Convertible Participating Preferred Stock."

April 24, 2000
Page 2


III.  Miscellaneous.

      A. Except as amended hereby, the Agreements shall remain in full force and effect.

      B. Except as the context may otherwise require, capitalized terms used herein and not defined herein shall have the meaning ascribed to such term in the agreement with respect to which the term is used.

      C. This Amendment No. 2 and Joinder to the Stockholder Agreement and the Rights Agreement shall be governed in all respects by the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws of such state.

      D. This Amendment No. 2 and Joinder to the Stockholder Agreement and the Rights Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

April 24, 2000
Page 3

      Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Amendment No. 2 and Joinder to the Stockholders Agreement and the Rights Agreement shall be a binding agreement between the Company and you.

                                   Very truly yours,


                                   UNICA CORPORATION

                                   By:     /s/ Yuchun Lee
                                          ------------------------------------
                                   Name:   Yuchun Lee
                                   Title:  President

                                   AGREED TO AND ACCEPTED as of
                                   the date first above written.

                                   A majority-in-interest of the "Management
                                   Stockholders," the "Additional Stockholders" and the "Investors" set forth in Schedule A, attached hereto:

                                   MANAGEMENT STOCKHOLDERS:

                                   /s/ Yuchun Lee
                                   -------------------------------------------
                                   Yuchun Lee

                                   /s/ David Cheung
                                   -------------------------------------------
                                   David Cheung

                                   /s/ Ruby Kennedy
                                   -------------------------------------------
                                   Ruby Kennedy

                                   /s/ William Kantor
                                   -------------------------------------------
                                   William Kantor

                                   Address for Management Stockholders:

                                   c/o Unica Corporation
                                   55 Old Bedford Road
                                   Lincoln, MA 01173

April 24, 2000
Page 4


                                   INVESTORS:

                                   SUMMIT ACCELERATOR FUND, L.P.

                                   By:  SUMMIT ACCELERATOR PARTNERS, L.L.C.

                                   By:  Summit Accelerator Management, L.P.
                                        A Member

                                   By:  Summit Accelerator Management, L.L.C.
                                        Its General Partner

                                   By:  /s/ Michael H. Balmuth
                                        --------------------------------------
                                        A Managing Member

                                   SUMMIT (SAF) INVESTORS IV, L.P.

                                   By:  SUMMIT ACCELERATION MANAGEMENT, LLC
                                        Its General Partner

                                   By:  /s/ Michael H. Balmuth
                                        --------------------------------------
                                        Name:
                                        Title:

                                   SUMMIT ACCELERATOR FOUNDERS FUND, L.P.

                                   By:  /s/ Michael H. Balmuth
                                        --------------------------------------
                                        Its General Partner

                                   By:  /s/ Michael H. Balmuth
                                        --------------------------------------
                                        Name:
                                        Title:

                                        Address for Summit entities:
                                        Summit Partners
                                        600 Atlantic Avenue
                                        Suite 2800
                                        Boston, MA 02210

April 24, 2000
Page 5

                                   JMI EQUITY FUND IV, L.P.

                                   By:  JMI Associates IV, L.L.C.
                                   Its: General Partner

                                   By: /s/ Bradford D. Woloson
                                       -------------------------------------
                                       Name: Bradford D. Woloson
                                       Its: Managing Member

                                   JMI EQUITY FUND IV (AI), L.P.

                                   By: JMI Associates IV, L.L.C.
                                       Its: General Partner

                                   By: /s/ Bradford D. Woloson
                                       -------------------------------------
                                       Name: Bradford D. Woloson
                                       Its: Managing Member

April 24, 2000
Page 6

                                   JMI EURO EQUITY FUND IV, L.P.

                                   By:  JMI Associates IV, L.L.C.
                                   Its: General Partner

                                   By: /s/ Bradford D. Woloson
                                       -------------------------------------
                                       Name: Bradford D. Woloson
                                       Its: Managing Member


                                   JMI EQUITY SIDE FUND, L.P.

                                   By:  JMI Side Associates, L.L.C.
                                   Its: General Partner

                                   By: /s/ Bradford D. Woloson
                                       -------------------------------------
                                       Name: Bradford D. Woloson
                                       Its: Vice President


                                       Address for JMI entities:

                                       JMI Equity Fund
                                       1119 St. Paul Street
                                       Baltimore, MD 21202

                                                                      SCHEDULE A

          LIST OF MANAGEMENT STOCKHOLDERS, ADDITIONAL STOCKHOLDERS AND INVESTORS


MANAGEMENT STOCKHOLDERS

Yuchun Lee
David Cheung
Ruby Kennedy
William Kantor (added by this Amendment No. 2 and Joinder Agreement)

ADDITIONAL STOCKHOLDERS

None

INVESTORS

Summit Accelerator Fund, L.P.
Summit (SAF) Investors IV, L.P.
Summit Accelerator Founders Fund, L.P.
JMI Equity Fund IV, L.P.
JMI Equity Fund IV (AI), L.P.
JMI Euro Equity Fund IV, L.P.
JMI Equity Side Fund, L.P.